UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 21, 2022

CIIG Capital Partners II, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40802	86-1477978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street

29th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 796-4796

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	CIIGU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	CIIG	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	CIIGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2022, Kristen O’Hara informed the Board of Directors of CIIG Capital Partners II, Inc., a Delaware corporation (the “Company”), of her intention to resign as a director of the Company effective immediately. Her resignation was not due to any disagreement with the Company.

The Company intends to rely on the phase-in exemption of the Nasdaq Stock Market LLC Rules regarding the requirement that the majority of the members on the Board of Directors are independent and expects to appoint a new independent director, as defined in the Nasdaq listing standards and applicable rules of the Securities and Exchange Commission, to fill the vacancy created by the resignation of Ms. O’Hara, prior to the expiration of the phase-in period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2022

CIIG Capital Partners II, Inc.

By:	/s/ Gavin Cuneo
	Name:	Gavin Cuneo
	Title:	Co-Chief Executive Officer